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                                                                      EXHIBIT 10


                               RETENTION AGREEMENT


         THIS AGREEMENT ("Agreement"), made and entered into effective this 1st day of October, 1999 (the "Effective Date"), by and between JAY SHUSTER, an individual resident of the State of Georgia ("Executive"), and ROCK-TENN COMPANY, a corporation organized under the laws of the State of Georgia (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company and Executive desire to set forth the terms of Executive's continued employment with the Company during the transition to a new Chief Executive Officer and the terms of Executive's severance from the Company if Executive does not remain with the Company for this transition period;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

Section 1. Employment.

         1.1. Duties and Responsibilities. Subject to the terms hereof, the Company will continue to employ Executive as President and Chief Operating Officer. Executive agrees that his duties and responsibilities in the management of the Company will be as are assigned to him from time to time by the Company's Chief Executive Officer or Board of Directors. Executive shall continue to devote his full business time and best efforts to rendering services on behalf of the Company. Executive will continue to fulfill his duties and responsibilities in a reasonable and appropriate manner in light of the Company's policies and practices and the laws and regulations which apply to the Company's operation and administration.

         1.2. Term. Unless terminated sooner pursuant to the terms hereof, (i) this Agreement and Executive's employment with the Company hereunder will continue until October 1, 2002 (the "Term"), and (ii) thereafter, if Executive's employment has not terminated prior thereto, this Agreement will terminate and Executive's employment with the Company will continue at-will.

Section 2. Compensation.

         2.1. Annual Salary. The Company will continue to pay Executive his current annual base salary of $475,000, less applicable withholdings, through September 30, 2000. Executive's annual base salary for the remainder of the Term shall be determined by the Company's Compensation Committee, in its sole and absolute discretion, after a review


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         of Executive's performance and responsibilities, but in no event shall be less than $475,000, less applicable withholdings. Executive's annual base salary shall be paid in accordance with the Company's standard payroll practices and policies.

         2.2. Bonus. In addition to an annual base salary, Executive will be eligible to participate in the Company's bonus plan(s) for senior executives.

         2.3. Stock Options. Executive may be granted stock options to purchase shares of the Company's class A common stock at the sole and absolute discretion of the Company's Compensation Committee. Any such stock options granted to Executive will vest in accordance with the vesting schedule established by the Compensation Committee and shall otherwise be governed by the terms and conditions of the applicable stock option plan(s).

         2.4. Benefits. Executive, and to the extent applicable, his family members, may participate in such medical, dental, disability, hospitalization, life insurance and other benefit plans (including the Company's pension plan) as the Company shall maintain from time to time for the benefit of senior executives of the Company, on the terms and subject to the conditions set forth in such plans.

         2.5. Vacation. Executive shall be entitled to vacation in accordance with the Company's normal vacation policy. Any unused vacation days in any calendar year may not be carried over to subsequent years.

         2.6. Expenses. The Company shall reimburse Executive for all reasonable and necessary business expenses incurred by Executive at the request of and on behalf of the Company. All such expenses shall be documented and submitted in accordance with the Company's business expense policy.

Section 3. Early Termination.

         This Agreement and Executive's employment with the Company hereunder may be terminated prior to the expiration of the Term as follows:

         3.1. Termination for Good Cause. The Company may terminate Executive's employment at any time for Good Cause. For purposes of this Agreement, "Good Cause" shall exist if Executive (a) is convicted of, pleads guilty to, or confesses to any felony or commits any act of fraud, misappropriation or embezzlement; (b) has engaged in a dishonest act to the damage or prejudice of the Company or any of its affiliated entities, as determined by the Company in good faith; (c) has engaged in intentional or willful misconduct or gross negligence in the performance of his assigned duties and responsibilities for the Company which materially damages the property, business, or reputation the Company or any of its affiliated entities, as determined by the Company in good faith; (d) fails to comply with a material term of the Company's written policies or fails to follow a reasonable directive of the Company's Chief Executive Officer or Board

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         of Directors, as determined by the Company in good faith, and, within ten (10) days after written notice from the Company of such failure, Executive has not corrected such failure to the satisfaction of the Company, or, having once received such notice of failure and having so corrected such failure, Executive at any time thereafter again so fails; (e) violates any of the provisions contained in Section 5 of this Agreement; or (f) fails to comply with the terms of this Agreement (other than Section 5 hereof) and, within ten (10) days after written notice from the Company of such failure, Executive has not corrected such failure to the satisfaction of the Company, or, having once received such notice of failure and having so corrected such failure, Executive at any time thereafter again so fails.

         3.2. Termination Without Good Cause. The Company may terminate Executive's employment at any time without Good Cause upon giving Executive ten (10) days prior written notice.

         3.3. Termination for Death or Disability. Executive's employment shall terminate immediately upon his death or Disability. For purposes of this Agreement, "Disability" shall be as defined in the Company's then current disability policy but, in the absence of such a definition, shall mean the failure of Executive, even with reasonable accommodation, to perform the essential duties and responsibilities of his position for a period of six (6) months during any consecutive twelve (12) month period during the Term by reason of Executive's mental or physical disability. In the event Executive's employment terminates due to Disability, the Company shall provide written notice to Executive.

         3.4. Termination by Executive for Good Reason. Executive may terminate his employment at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (a) a reduction in Executive's title; (b) an involuntary relocation of Executive's place of employment from the metropolitan Atlanta area unless such relocation is to a metropolitan area in which the Company or any successor has relocated or is relocating its corporate headquarters; (c) a reduction in Executive's benefits unless such reduction is associated with a similar reduction of general applicability of the benefits afforded to members of the Company's management committee who report directly to Executive as of the Effective Date; or (d) the Company fails to comply with the terms of this Agreement and, within ten (10) days after written notice from Executive of such failure, the Company has not corrected such failure to the satisfaction of Executive.

         3.5. Termination by Executive Without Good Reason. Executive may terminate his employment at any time for any reason upon giving the Company ten (10) days prior written notice.



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Section 4. Severance Benefits Upon Early Termination.

         4.1. General. Regardless of the reason for any termination of Executive's employment, either prior to or at the expiration of the Term, Executive shall be entitled to: (a) payment of any earned but unpaid portion of his annual base salary through the effective date of termination; (b) any earned but unpaid portion of any bonus due Executive, under the terms and conditions of the applicable bonus plan(s), on the effective date of termination; (c) any nonforfeitable insurance or health benefit as required by law; and (d) any other vested benefits in accordance with the terms of the Company's benefit plans under which Executive was participating.

         4.2. Termination for Good Cause (Except Under Section 3.1(d)) or Due to Death or Disability. If Executive's employment is terminated prior to the expiration of the Term for Good Cause (except under Section 3.1(d)) or due to his death or Disability, Executive shall be entitled only to the payments and benefits provided in Section 4.1.

         4.3. Other Termination.

              a. If Executive's employment is terminated prior to the expiration of the Term by the Company without Good Cause or by Executive with Good Reason, or if Executive's employment is terminated by Executive for any reason between October 1, 2000 and October 1, 2002, Executive shall be entitled to (in addition to the payments and benefits provided in Section 4.1): (i) a lump sum severance payment equal to two (2) times his annual base salary on the effective date of the termination, les applicable withholdings (such lump sum payment shall be in lieu of normal severance); (ii) continuing health, life, and disability benefits for two (2) years after termination pursuant to the terms and conditions of the applicable benefit plans; and (iii) immediate vesting of any unvested stock options of the Company which Executive holds. The Company shall pay the lump sum payment in Section 4.3(a)(i) within thirty (30) days after the effective date of termination.

              b. If Executive's employment is terminated by Executive between the Effective Date and October 1, 2000 without Good Reason, Executive shall be entitled to (in addition to the payments and benefits provided in Section 4.1) a lump sum severance payment equal to one (1) time his annual base salary on the effective date of the termination, less applicable withholdings (such lump sum payment shall be in lieu of normal severance). The Company shall pay the lump sum payment in Section 4.3(b) within thirty (30) days after the effective date of termination.

              c. If Executive's employment is terminated prior to the expiration of the Term by the Company for Good Cause under Section 3.1(d), Executive shall be entitled to (in addition to the payments and benefits provided in Section 4.1), at the option of the Company, depending on whether the Company elects to obligate


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              Executive to a one (1) year or a two (2) year non-competition covenant pursuant to Section 5.5(d), a lump sum severance payment equal to either one (1) time or two (2) times his annual base salary on the effective date of the termination, less applicable withholdings (such lump sum payment shall be in lieu of normal severance). The Company shall pay the lump sum payment in Section 4.3(c) within thirty (30) days after the effective date of termination.

Section 5. Protective Covenants.

         5.1. Definitions. For the purposes of this Section 5, the following definitions shall apply:

              i. "Company Businesses" shall mean the following businesses of the Company and its subsidiaries:

              1. manufacturing, marketing, and selling recycled coated or uncoated paperboard or corrugating medium;

              2. manufacturing, marketing, and selling laminated paperboard products;

              3. manufacturing, marketing, and selling folding cartons;

              4. manufacturing, marketing, and selling fiber partitions;

              5. manufacturing, marketing, and selling corrugated displays or providing packout services;

              6. manufacturing, marketing, and selling thermoformed plastic packaging;

              7. manufacturing, marketing, and selling corrugated packaging; and

              8.  operating recovered paper facilities.

              Executive understands and agrees that the scope of the Company Businesses may change from time to time during his employment and, therefore, the definition of the Company Businesses should be modified to reflect such change in scope. Accordingly, Executive agrees that the Company may amend the definition of the term "Company Businesses" during his employment by delivering to Executive written notice of such change and such amendment shall be effective upon Executive's receipt of such notice.

              b. "Confidential Information" shall mean any secret, confidential, or proprietary data or information of the Company, including information received


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              by the Company or Executive from any customer or client or potential customer or client of the Company, not otherwise included in the definition of Trade Secret. The term Confidential Information shall not include information that Executive can show by competent proof has become generally known to the public by the act of one who has the right to disclose such information without violating any right of the Company or any customer or client to which such information pertains.

              c. "Territories" shall mean the following geographic areas with respect to the Company Businesses:

              9. for the Company Businesses described in Sections 5.1(a)(i)-(ii) and Section 5.1(a)(iv)-(vi): the continental United States of America, which Executive acknowledges and agrees is the primary area in which the Company engages in these business activities;

              10. for the Company Businesses described in Sections 5.1(a)(iii):
                  the continental United States of America and Quebec and Ontario Provinces, Canada, which Executive acknowledges and agrees is the primary area in which the Company engages in these business activities;

              11. for the Company Businesses described in Section 5(a)(vii):
                  Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee, which Executive acknowledges and agrees is the primary area in which the Company engages in these business activities; and

              12. for the Company Businesses described in Section 5(a)(viii):
                  the continental United States of America and Quebec Province, Canada, which Executive acknowledges and agrees is a major area in which the Company engages in these business activities.

              In the event that any of the Company Businesses are conducted during Executive's employment in a geographic area that is different from the geographic area set forth above, Executive agrees that the Company may amend the definition of the term "Territory" during Executive's employment by delivering to Executive written notice of such change and such amendment shall be effective upon Executive's receipt of such notice.

              d. "Trade Secret" shall mean information, including, but not limited to, technical or non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to


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              any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and which is subject to reasonable efforts by the Company to maintain its secrecy or confidentiality.

         5.2. Acknowledgement. Executive acknowledges that during the course of his employment with the Company he has received and will receive and have access to Confidential Information and Trade Secrets of the Company. Executive agrees that the Company has a legitimate interest in protecting its valuable Confidential Information and Trade Secrets. Executive also acknowledges that due to the executive nature of his position with the Company, Executive has performed and will perform his duties an responsibilities throughout all the Territories. Executive agrees that the Company's customer and client contacts and relations are established and maintained at great expense to the Company and that Executive has had and will have, by virtue of his employment, unique and extensive exposure to and personal contact with the Company's customers and clients and that he has been able to establish a unique relationship with those customers and clients.

         5.3. Trade Secrets. In consideration for the promises under this Agreement and his continued employment by the Company, Executive agrees and covenants that, both during and after his employment with the Company, Executive will hold in a fiduciary capacity for the benefit of the Company, and will not directly or indirectly use or disclose (whether on his own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), except as authorized by the Company in connection with the performance of Executive's duties, any Trade Secret that Executive may have or acquire during the term of this Agreement for so long as the such information remains a Trade Secret.

         5.4. Confidential Information. In consideration for the promises under this Agreement and his continued employment by the Company, Executive agrees and covenants that, during his employment with the Company and for a term of two (2) years after termination of his employment, Executive will hold in a fiduciary capacity for the benefit of the Company and will not directly or indirectly use or disclose (whether on his own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), except as authorized by the Company in connection with the performance of Executive's duties, any Confidential Information that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Confidential Information) during the term of this Agreement. Executive acknowledges and agrees that nothing contained in this Agreement shall be deemed a waiver, modification, or limitation of any rights the Company may have under applicable federal, state, or local laws pertaining to the protection of trade secrets or confidential information.

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         5.5. Non-Competition. In consideration for the promises under this
         Agreement, and in order to protect the Company from unfair competition, Executive covenants and agrees to the following:

              a. Executive will not compete with the Company in any manner and in any capacity (whether on his own behalf or as owner, partner, stockholder, investor, officer, director, agent, independent contractor, associate, executive, consultant or licensor) during his employment with the Company.

              b. If Executive's employment terminates as provided in Section 4.3(b), Executive will not directly or indirectly carry on, or be engaged, concerned or take part in, any activities or services identical or similar to any of Executive's duties and responsibilities under this Agreement for himself or for any corporation, partnership, venture, entity, or any other form of business which competes with the Company in the Company Businesses anywhere in the respective Territories in which the Company engages in the Company Businesses for a period of one (1) year after the effective date of termination.

              c. If Executive's employment terminates as provided in Sections
              4.2 and 4.3(a), Executive will not directly or indirectly carry on, or be engaged, concerned or take part in, any activities or services identical or similar to any of Executive's duties and responsibilities under this Agreement for himself or for any corporation, partnership, venture, entity, or any other form of business which competes with the Company in the Company Businesses anywhere in the respective Territories in which the Company engages in the Company Businesses for a period of two (2) years after the effective date of termination.

              d. If Executive's employment terminates as provided in Section 4.3(c), Executive will not directly or indirectly carry on, or be engaged, concerned or take part in, any activities or services identical or similar to any of Executive's duties and responsibilities under this Agreement for himself or for any corporation, partnership, venture, entity, or any other form of business which competes with the Company in the Company Businesses anywhere in the respective Territories in which the Company engages in the Company Businesses for a period of one (1) or two
              (2) years after the effective date of termination, depending on whether the Company exercises its option in Section 4.3(c) to pay Executive a lump sum severance payment equal to one (1) time or two (2) times his annual base salary on the effective date of the termination, less applicable withholdings.

         5.6 Non-Solicitation of Customers. In consideration for the promises under this Agreement and his continued employment by the Company, and in order to protect the Company from unfair competition, Executive covenants and agrees to the following:

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              a. Executive will not solicit or attempt to solicit any customer and/or client or actively sought prospective client and/or customer of the Company for any person or entity other than Company during his employment with the Company.

         i. If Executive's employment terminates as provided in Section 4.3(b), Executive will not, for the purpose of competing with the Company in the Company Businesses (whether on his own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), directly or indirectly solicit or attempt to solicit any customer and/or client or actively sought prospective client and/or customer of the Company with whom Executive had material business contact any time during the twelve (12) months prior to such termination, for a period of one (1) year after the effective date of termination.

         ii.  If Executive's employment terminates as provided in Sections
              4.2, 4.3(a), and 4.3(c), Executive will not, for the purpose of competing with the Company in the Company Businesses (whether on his own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), directly or indirectly solicit or attempt to solicit any customer and/or client or actively sought prospective client and/or customer of the Company with whom Executive had material business contact any time during the twelve (12) months prior to such termination, for a period of two (2) years after the effective date of termination.

         5.7. Non-Hiring Away of Employees. In consideration for the promises under this Agreement and his continued employment by the Company, and in order to protect the Company from unfair competition, Executive agrees and covenants that both during his employment and for a period of three (3) years after the termination of his employment, he will not, for any reason (whether on his own behalf or on behalf of any other person, corporation, partnership, venture, or any other entity or form of business), directly or indirectly employ or solicit for employment any employee of the Company with whom Executive had material business contact during his employment with the Company or, if this Agreement is terminated, any time during the twelve (12) months prior to such termination.

         5.8. Reasonable Restrictions. Executive acknowledges and confirms that the restrictions and covenants contained in Section 5 are reasonably necessary to protect the good will and legitimate business interests of the Company, are not overbroad, overlong, or unfair (including in duration and scope), and are not the result of overreaching, duress or coercion of any kind. Executive further acknowledges and confirms that his full, uninhibited, and faithful observance of each of the covenants contained in this Section 5 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the


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         satisfaction of the needs of his creditors. Executive acknowledges and confirms that his special abilities and knowledge of the Company Businesses are such that it would cause the Company serious, irreparable injury or loss if he were to use such abilities and knowledge to the benefit of a competitor or were to otherwise violate these covenants. Executive further acknowledges that the restrictions contained in Section 5 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

         5.9 . Legal and Equitable Remedies. Executive agrees that for any breach or threatened breach of any of the provisions of this Section 5, the Company shall be entitled to immediate injunctive relief and that a restraining order and/or an injunction may issue against Executive to prevent or restrain any such breach or threatened breach, in addition to any other rights or remedies at law the Company may have.

         5.10. Reformation. If any of the covenants in Section 5 is determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Executive hereby consents to and affirmatively requests that said court reform the covenant so as to be reasonable and enforceable to the maximum extent permitted by law and that said court enforce the covenant as reformed. The time periods during which the prohibitions set forth in this Section 5 shall apply shall be tolled and suspended for a period equal to the aggregate quantity of time during which Executive violates such prohibition in any respect; provided, however, such tolled period shall not exceed a period of one year.

Section 6. Return of Company Property.

         All the Company's property, equipment, funds, books, records, files, memoranda, reports, lists, drawings, plans, sketches, documents, computer files, and other material (together with all copies thereof) , which Executive shall use, prepare or come in contact with or possession of during the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of Executive's employment or upon the prior demand of the Company, Executive shall immediately return all such property or materials and thereafter shall not remove or cause to be removed such materials from the premises of the Company.

Section 7. Miscellaneous.

         7.1. Assignment. This Agreement is for the personal services of Executive, and the rights and obligations of Executive under this Agreement are not assignable or delegable in whole or in part by Executive without the prior written consent of the Company. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of the Company or to any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

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

         7.2. Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Georgia (except to the extent that its choice of law rules would apply the laws of another State).

         7.3. Consent to Jurisdiction. Executive consents, and waives any objection, to personal jurisdiction and venue in the federal and state courts in Gwinnett County, Georgia in any action by the Company to enforce this Agreement.

         7.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         7.5. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

         7.6. Attorneys Fees. The prevailing party shall be entitled to recover his or its reasonable costs and attorneys' fees incurred in any action to enforce this Agreement.

         7.7. Modification. Except as provided in Sections 5.10 and 7.8, no provision of this Agreement may be amended, changed, altered, modified or waived except in writing signed by Executive and an officer of the Company, which writing shall specifically reference this Agreement and the provision which the parties intend to waive or modify.

         7.8. Severability. Except as provided in Sections 5.10 and 7.7, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

         7.9. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach of the same or different provisions.

         7.10. Survival. Any provision of this Agreement which is intended to survive the termination of this Agreement, including Sections 5 and 6, shall survive and remain in effect after the termination of this Agreement 1.

         7.11. No Third-Party Beneficiaries. Except as provided in Section 7.1, nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and any parent, subsidiary, affiliate, or successor of the Company, any rights, remedies or other benefits under or by reason of this Agreement.

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

         7.12. Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof.

         7.13. Notices. Unless otherwise agreed to in writing by the parties hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered if delivered in person, on the next business day if delivered by facsimile or national overnight courier service, or five (5) business days after being sent by first-class mail, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows:

                          If to the Company:

                          Rock-Tenn Company
                          504 Thrasher Street
                          Norcross, Georgia 30071
                          Attention:  General Counsel

                          If to Executive:


         or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

         7.14. Understanding. Executive herewith covenants and agrees that he has read and fully understands the contents and the effect of this Agreement. Executive warrants and agrees that he has had a reasonable opportunity and been advised in writing to seek the advice of an attorney as to such content and effect. Executive accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, an effect of this Agreement.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.


ROCK-TENN COMPANY


/s/ JAMES A. RUBRIGHT
------------------------------------------
James A. Rubright
Chief Executive Officer


EXECUTIVE



/s/ JAY SHUSTER
------------------------------------------
Jay Shuster


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